                                                                    EXHIBIT 5.1
                                  LAW OFFICES
                  NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP

                          999 PEACHTREE STREET, N.E.
                               FIRST UNION PLAZA
                                  SUITE 1400
                            ATLANTA, GEORGIA 30309
                           TELEPHONE (404) 817-6000
                           FACSIMILE (404) 817-6050
                                 WWW.NMRS.COM


                                November 8, 1999


People's Community Capital Corporation
106-A Park Avenue, SW
Aiken, South Carolina  29801

Ladies and Gentlemen:

         We have acted as counsel to People's Community Capital Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 250,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued by the Company upon the exercise of stock options under its 1998 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         The opinion set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                                /s/ Neil E. Grayson, Esq.

                                Neil E. Grayson, Esq.